UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

INTREXON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	001-36042	26-0084895
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20374 Seneca Meadows Parkway, Germantown, Maryland 20876

(Address of Principal Executive Offices) (Zip Code)

(301) 556-9900

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase, Assignment and Assumption Agreement

On December 19, 2018, Intrexon Corporation (the “Company”) entered into a Securities Purchase, Assignment and Assumption Agreement (the “Purchase Agreement”) with ARES TRADING S.A. (“ARES”) and Precigen, Inc., a wholly-owned subsidiary of the Company (“Precigen”), pursuant to which the Company will, at closing, assume all of ARES’ rights and obligations under that certain License and Collaboration Agreement, dated March 27, 2015, by and between ARES, Precigen and ZIOPHARM Oncology, Inc. (the “Collaboration Agreement”).

As consideration for the assignment of ARES’s rights and obligations under the Collaboration Agreement, the Company will issue and sell a number of shares (the “Shares”) of its common stock, no par value per share (the “Common Stock”), with a value equal to $150,000,000, calculated based on the volume weighted-average price of the Common Stock on the Nasdaq Stock Market for the consecutive ten trading day period ending on the trading day prior to the closing date as reported by Bloomberg, L.P. In connection with the Purchase Agreement, at the closing, the Company and Precigen will also issue and sell to ARES a convertible note (the “Convertible Note”), which is convertible into Common Stock or, in the event of certain qualified financings by Precigen, common stock or other equity securities of Precigen (the “Convertible Note Shares”). In the event that the Shares and the Convertible Note Shares, in the aggregate, exceeds 19.99% of the outstanding shares of Common Stock as of the date of the Purchase Agreement, the Company has agreed to seek shareholder approval for the issuance of the Shares and the Convertible Note Shares in excess of such thresholds. If the Company is unable to obtain such shareholder consent, the Company has agreed to pay to ARES an amount in cash equal to the value of the shares of Common Stock that would have been issuable to ARES, but for the limitations described above, as calculated pursuant to the terms of the Purchase Agreement.

Pursuant to the Purchase Agreement, ARES agreed to a lock-up period of 180 days, commencing on the date of issuance of the Shares or Convertible Note Shares, if any (the “Lock-Up Period”). During the Lock-Up Period, ARES must refrain from selling, offering for sale or otherwise transferring any of the Shares or the Convertible Note Shares, if any, subject to customary restrictions.

The Purchase Agreement includes certain customary representations and warranties and both the Company and Precigen have agreed to customary covenants and obligations, including obligations to prepare and file a resale registration statement to enable the resale by ARES of the Shares and the Convertible Note Shares, if any.

The Company has agreed to pay ARES a royalty of 10% of the net sales derived from two specified CAR-T products by the Company, Precigen or any of their respective Affiliates. In addition, the Company has agreed to pay ARES a royalty of 10% of any fees received by the Company, Precigen or any of their respective affiliates as consideration for the sublicensing of any intellectual property rights relating to those two CAR-T products. The Company and Precigen have agreed to commit at least $25,000,000, the amount of the Convertible Note, to the advancement of Precigen therapeutic programs.

The transactions contemplated by the Purchase Agreement are expected to close as soon as December 28, 2018 and are subject to clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions. Each party may terminate the Purchase Agreement upon the material breach of the other party prior to the closing or if the transactions contemplated by the Purchase Agreement have not closed by March 31, 2019.

The material terms of the Collaboration Agreement are disclosed on Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2015, which descriptions are incorporated by herein by reference.

Convertible Note

The Convertible Note will have an original principal amount of $25,000,000. The Convertible Note will accrue interest at a rate of 5% per annum and mature 30 months following the closing date, unless earlier redeemed or converted in accordance with its terms. Under the terms of the Convertible Note, ARES will have the right to convert, at any time, all or any part of the outstanding principal amount into shares of Common Stock, subject to limited exceptions. ARES will also have the right to convert all or any part of the outstanding principal amount and accrued interest into common stock or other equity securities of Precigen in the event of certain qualified financings by Precigen. In the event the Convertible Note converts into Common Stock, no interest will be payable.

Any outstanding principal amount under the Convertible Note will automatically convert into shares of Common Stock on the first trading day following the date that is the second anniversary of the issuance of the Convertible Note.

The Convertible Note will not be secured. The Convertible Note will contain certain customary representations and warranties and customary covenants and obligations. The Convertible Note also will contain customary events of default upon the occurrence of which all obligations under Convertible Note may be declared immediately due and payable.

The foregoing descriptions of the Convertible Note and Purchase Agreement are only summaries and are qualified in their entirety by reference to the full text of the Convertible Note and Purchase Agreement, respectively, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for its fiscal year ending December 31, 2018, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Item 3.02	Unregistered Sales of Equity Securities.

The information required by this Item 3.02 is included under Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. The issuance and sale of the Shares, the Convertible Note and the Convertible Note Shares, if any, by the Company to ARES was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Act and Regulation D promulgated thereunder.

Item 7.01	Regulation FD Disclosure.

On December 20, 2018, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Intrexon Corporation
Dated: December 20, 2018
	By:	/s/ Donald P. Lehr
Donald P. Lehr
Chief Legal Officer